UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☑       Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ally Financial Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE FROM ALLY FINANCIAL INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2020

The following notice relates to the proxy statement of Ally Financial Inc. (Company), dated March 12, 2020, that was furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 28, 2020. These additional proxy materials are being filed with the Securities and Exchange Commission and made available to stockholders on or about April 1, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT OF THE COMPANY DATED MARCH 12, 2020.

NOTICE OF A VIRTUAL-ONLY FORMAT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2020

To the Stockholders of Ally Financial Inc.:

In the proxy materials of Ally Financial Inc. (Company) dated March 12, 2020, that were furnished in connection with the Annual Meeting of Stockholders to be held on April 28, 2020 (Annual Meeting), the Company advised stockholders that the Annual Meeting may be held only through remote communication in light of the outbreak of Coronavirus Disease 2019 (COVID-19).

Taking into account the continuing health impacts of COVID-19, related governmental orders and guidance, and the well-being of stockholders, employees, and communities, the Board of Directors of the Company has determined to hold the Annual Meeting only by remote communication through an internet webcast. An in-person meeting at a physical location will not be held.

The previously announced date and time of the Annual Meeting—Tuesday, April 28, 2020, at 9:00 a.m. Eastern Daylight Time (EDT)—has not changed.

Stockholders at the close of business on March 4, 2020 (record date) and our guests may attend the Annual Meeting. Employees of the Company who hold shares as of the record date through Morgan Stanley via the Solium Capital LLC Shareworks platform must refer to the separate communication that is being furnished to them on or about April 1, 2020, for instructions on attendance, voting, and participation at the Annual Meeting. Each other stockholder as of the record date may attend, vote, and participate at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALLY2020 and entering the 16-digit control number included in the notice of internet availability of proxy materials, on the proxy card, or in the instructions included with the proxy materials dated March 12, 2020. Stockholders who have already voted their shares do not need to vote them again because of this announcement.

All stockholders as of the record date may log into the Annual Meeting at www.virtualshareholdermeeting.com/ALLY2020 beginning at 8:30 a.m. EDT on April 28, 2020. We recommend that stockholders afford themselves ample time to complete the log-in process in advance of the commencement of the Annual Meeting at 9:00 a.m. EDT. If any log-in difficulties are encountered, please call the technical-support number on the log-in page. Rules of conduct approved by the Board of Directors for the Annual Meeting will be posted at www.virtualshareholdermeeting.com/ALLY2020 before the Annual Meeting commences.

It is important that you read the proxy materials that were previously distributed, and we strongly encourage you to vote in advance of the Annual Meeting, even if you are planning to log in and attend through the internet. The proxy card included with the previously distributed proxy materials will not be revised to reflect this announcement and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Jeffrey A. Belisle

Corporate Secretary

Detroit, Michigan

April 1, 2020

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 28, 2020. Our proxy statement, our annual report to stockholders for fiscal year 2019, and our Form 10-K for fiscal year 2019 are available electronically at www.proxydocs.com/ALLY.